Exhibit 10.5.3

FORM OF

FIRST AMENDMENT
TO THE
LOWCOUNTRY NATIONAL BANK
EXECUTIVE DEFERRED COMPENSATION AGREEMENT
EFFECTIVE __________, 20__

THIS AMENDMENT is adopted this __ _ day of ____________________, 20__, by and between LOWCOUNTRY NATIONAL BANK, a national-chartered commercial bank, located in Beaufort, South Carolina (the "Company"), and ______________ (the "Executive").

The Company and the Executive executed the EXECUTIVE DEFERRED COMPENSATION AGREEMENT effective __________, 20__ (the "Agreement").

The undersigned hereby amend, in part, said Agreement for the purpose of defining Prime Rate and updating the definition of Return on Equity and the Change of Control Benefit.  Therefore, the following changes shall be made:

Article 1.13 of the Agreement shall be deleted in its entirety and replaced by Article 1.13 below.

1.13 "Return on Equity" means the Company's after tax net income for the quarter divided by the Company's equity at the beginning of the quarter, based on the Company's financial statement prepared in accordance with General Accepted Accounting Principles.

Article 1.14 of the Agreement shall be deleted in its entirety and replaced by Article 1.14 below.

1.14 "Prime Rate" means the Wall Street Journal prime rate on the first business day following Termination of Employment.

Article 4.1.2 of the Agreement shall be deleted in its entirety and replaced by Article 4.1.2 below.

4.1.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing on the first day of the month following the Executive's Normal Retirement Date. The Company shall credit interest at an annual rate equal to the Prime Rate plus two percent (2%), compounded monthly, on the remaining account balance during any applicable installment period.

Article 4.4.1 of the Agreement shall be deleted in its entirety and replaced by Article 4.4.1 below.

4.4.1 Amount of Benefit. The benefit under this Section 4.4 shall be the Deferral Account balance at the date of the Executive's Termination of Employment plus interest at an annual rate equal to the Prime Rate plus two percent (2%), compounded monthly, from Termination of Employment to the Executive's Normal Retirement Age.

Article 4.4.2 of the Agreement shall be deleted in its entirety and replaced by Article 4.4.2 below.

4.4.2 Payment of Benefit. The Company shall pay the benefit to the Executive in 120 equal monthly installments commencing with the month following the Executive's Normal Retirement Date. The Company shall credit interest at an annual rate equal to the Prime Rate plus two percent (2%), compounded monthly, on the remaining account balance during any applicable installment period.

IN WITNESS OF THE ABOVE, the Executive and the Company hereby consent to this First Amendment.

LOWCOUNTRY NATIONAL BANK
Executive:

By:

Title: